Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2015 First Quarter Results

NEW YORK, NY - May 11, 2015 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the first quarter ended March 31, 2015.

2015 First Quarter Summary

•
Revenue of $124.3 million, a decrease of 13.8 percent from the first quarter of 2014, and a decrease of 3.3 percent in constant currency, as currency changes alone led to $15.6 million reduction in revenue from a year ago.

•	Gross margin of $47.9 million or 38.5 percent of revenue, a decrease of 11.3 percent from the same period in 2014, or 0.2 percent in constant currency.

•
Adjusted EBITDA* loss of $4.3 million, including $0.7 million of severance costs related to the chief executive officer transition, compared with adjusted EBITDA loss of $1.9 million in the first quarter of 2014.

•	Restructuring charges of $1.3 million in the first quarter of 2015.

•	Net loss** of $6.8 million, or $0.21 per basic and diluted share, compared with net loss of $4.5 million, or $0.14 per basic and diluted share, for the first quarter of 2014.

* Adjusted EBITDA are defined in the segment tables at the end of this release.
** Includes continuing and discontinued operations.

“We have continued to implement our strategy narrowing the focus on core businesses, recently entering into an agreement to divest our Americas IT staffing business and divesting the project solutions business in the Netherlands,” said Manolo Marquez, chairman and chief executive officer at Hudson. “In the first quarter, with the exception of the UK, we continued to deliver constant currency growth in the rest of our key markets, most notably in Asia Pacific where we made the majority of our investments last year. As Stephen Nolan starts to lead the company from May 13th, I wish him and the rest of Hudson's leadership team great success going forward.”

“We are pleased with the progress we are making in key markets, but know there is more work to do to reach our goals,” said Stephen Nolan, chief financial officer at Hudson. “We are focused on investing in our core markets to drive growth, and continuing to reduce our cost structure.”

Strategic Actions

The company's strategic actions are focused on driving consistent, sustainable growth and profitability. To accelerate the implementation of the company's strategy, the company has engaged in the following initiatives:

•	Investing in the core businesses and practices that present the greatest potential for profitable growth.

•	Further improving the company’s cost structure and efficiency of its support functions and infrastructure.

•	Building and differentiating the company's brand through its unique talent solutions offerings.

During the first quarter, the company continued to execute on strategic actions in its previously announced efforts to focus on its core business lines and growth opportunities. These actions included:

•	Divestiture of the company's Netherlands operations to InterBalance Group B.V. effective on April 30, 2015 for €8.1 million in cash.

•
Signed an agreement to divest the company's Americas IT staffing business to Mastech, Inc. for $17.0 million in cash as well as retained working capital, expected to close during the second quarter subject to customary closing conditions.

•
Ceasing its non-profitable operations in countries in Central and Eastern Europe (Ukraine, Czech Republic and Slovakia). The company also approved the exit of operations in Luxembourg which is expected to cease operations during the course of 2015. For the full year 2014, operations in these countries generated a total of $2.9 million, $2.3 million and $0.5 million in Revenue, Gross Margin and EBITDA loss respectively.

To better align the organization model and support profitable growth in core areas, the company continued driving cost reductions in the expense base, particularly in support and real estate. The Hudson Board of Directors has approved restructuring charges of up to $11.1 million to be taken by the third quarter of 2015 and an additional $1.5 million was approved in March 2015 related to the exit of Americas IT and some European countries. During the first quarter, the company incurred restructuring charges in continuing operations totaling $1.3 million for headcount reductions primarily in Europe and the Americas and $0.4 million in discontinued operations. The company expects an ongoing annualized return of 1.5x to 2x on continuing operations restructuring charges.

Regional Highlights

Americas

In the first quarter, Hudson Americas' gross margin increased 3 percent as compared with the first quarter in 2014. This was driven by growth in RPO, up 19 percent in the first quarter against prior year, partially offset by an 18 percent decline in IT. RPO remained strong, with first quarter growth driven by continued demand from new and existing clients. The company announced that it signed an agreement to sell its Americas IT staffing business and expects the sale to be completed during the second quarter. Adjusted EBITDA declined to a loss of $0.9 million, compared with $0.0 million for the same period a year ago.

Asia Pacific

Hudson Asia Pacific's gross margin increased 11 percent in constant currency in the first quarter of 2015 from the same period in 2014. This was the fifth consecutive quarter of year-over-year constant currency gross margin growth. Results were fueled by permanent recruitment, up 27 percent, and temporary contracting, up 10 percent, against the first quarter of 2014. This growth in recruitment was realized in both of the company’s major Asia Pacific markets, China and Australia, with gross margin increasing 30 percent and 24 percent, respectively, against the prior year. Asia Pacific delivered adjusted EBITDA of $0.9 million, or 1.7 percent of revenue, improving from adjusted EBITDA of $0.1 million in the first quarter of 2014.

Europe

During the first quarter of 2015, Hudson Europe's gross margin decreased 9 percent in constant currency from the first quarter of 2014. Continental Europe was flat in the quarter with growth in permanent recruitment and strength in Belgium and Spain, up 5 percent and 51 percent respectively. The company announced that it sold its Netherlands business as of April 30 and that it has also ceased operations in Ukraine, Czech Republic and Slovakia, in order to narrow its strategic focus on its core operations. The results in Continental Europe were offset by softer results in the UK, as permanent recruitment was particularly strong a year ago. Adjusted EBITDA of $0.0 million was down from $1.9 million, or 2.5 percent of revenue, in the first quarter of 2014.

Liquidity and Capital Resources

The company ended the first quarter of 2015 with $39.9 million in liquidity, composed of $13.9 million in cash and $26.0 million in availability under its credit facilities. This compares with $34.0 million in cash and $24.0 million in availability under its credit facilities at the end of 2014. The change in cash was driven primarily by a $9.8 million increase in accounts receivable from the end of 2014, consistent with a typical, seasonal pattern for Hudson in the first quarter, as days sales outstanding (DSO) increased to 52 days from 43 days. The company used $18.4 million in cash flow from operations during the first quarter compared with $13.6 million in the first quarter of 2014. The company had no outstanding borrowings at the end of the first quarter of 2015.

Business Outlook

Given current economic conditions, the company expects second quarter 2015 revenue of between $117 million and $127 million and an adjusted EBITDA loss of between breakeven and $2.0 million at prevailing exchange rates. This adjusted EBITDA outlook excludes the impact of costs related to possible change of control based on director nominations, as discussed in the company’s Proxy Statement. This outlook assumes an average exchange rate of 1.52 US Dollars to the British Pound, 1.11 US Dollars to the Euro and 0.79 US Dollars to the Australian Dollar. In the second quarter of 2014, revenue was $151.1 million and adjusted EBITDA was a loss of $0.3 million. Second quarter 2014 revenue would have been $28.7 million lower including the impact of prevailing exchange rates cited above and lesser revenue from the divestitures announced today.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating in nearly 20 countries through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives, including the company’s ability to complete the sale of its Americas IT staffing business on the anticipated timetable and terms; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to achieve anticipated cost savings through its cost reduction initiatives; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; restrictions imposed by blocking arrangements; and risks related to activist stockholders. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenue	$124,317	$144,167
Direct costs	76,413	90,138
Gross margin	47,904	54,029
Operating expenses:
Selling, general and administrative expenses	52,166	55,919
Depreciation and amortization	1,111	1,371
Business reorganization expenses	1,343	114
Total operating expenses	54,620	57,404
Operating income (loss)	(6,716)	(3,375)
Non-operating income (expense):
Interest income (expense), net	(80)	(139)
Other income (expense), net	13	(196)
Income (loss) before provision for income taxes	(6,783)	(3,710)
Provision for (benefit from) income taxes	(129)	402
Income (loss) from continuing operations	(6,654)	(4,112)
Income (loss) from discontinued operations, net of income taxes	(184)	(432)
Net income (loss)	$(6,838)	$(4,544)
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.20)	$(0.13)
Basic and diluted earnings (loss) per share from discontinued operations	(0.01)	(0.01)
Basic and diluted earnings (loss) per share	$(0.21)	$(0.14)
Weighted-average shares outstanding:
Basic	33,053	32,641
Diluted	33,053	32,641

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$13,894	$33,989
Accounts receivable, less allowance for doubtful accounts of $944 and $986 respectively	79,509	74,079
Prepaid and other	7,805	9,604
Current assets of discontinued operations	476	1,249
Total current assets	101,684	118,921
Property and equipment, net	8,895	9,840
Deferred tax assets, non-current	6,033	5,648
Other assets	4,559	5,263
Total assets	$121,171	$139,672
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,529	$6,371
Accrued expenses and other current liabilities	46,025	54,065
Accrued business reorganization expenses	3,440	3,169
Current liabilities of discontinued operations	2,928	3,512
Total current liabilities	58,922	67,117
Deferred rent and tenant improvement contributions	5,240	5,899
Income tax payable, non-current	2,292	2,397
Other non-current liabilities	4,265	5,002
Total liabilities	70,719	80,415
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 34,089 and 33,671 shares, respectively	34	34
Additional paid-in capital	477,118	476,689
Accumulated deficit	(437,454)	(430,616)
Accumulated other comprehensive income	10,833	13,613
Treasury stock, 25 and 129 shares, respectively, at cost	(79)	(463)
Total stockholders’ equity	50,452	59,257
Total liabilities and stockholders' equity	$121,171	$139,672

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,978	$53,139	$60,200	$—	$124,317
Gross margin, from external customers	$4,621	$20,876	$22,407	$—	$47,904
Adjusted EBITDA (loss) (1)	$(906)	$891	$(23)	$(4,224)	$(4,262)
Business reorganization expenses (recovery)	421	8	880	34	1,343
Non-operating expense (income), including corporate administration charges	292	80	1,246	(1,631)	(13)
EBITDA (loss) (1)	$(1,620)	$804	$(2,150)	$(2,626)	$(5,592)
Depreciation and amortization expenses					1,111
Interest expense (income), net					80
Provision for (benefit from) income taxes					(129)
Income (loss) from continuing operations					(6,654)
Income (loss) from discontinued operations, net of income taxes					(184)
Net income (loss)					$(6,838)

For The Three Months Ended March 31, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$12,244	$56,430	$75,493	$—	$144,167
Gross margin, from external customers	$4,502	$20,911	$28,616	$—	$54,029
Adjusted EBITDA (loss) (1)	$4	$110	$1,884	$(3,888)	$(1,890)
Business reorganization expenses (recovery)	91	—	23	—	114
Non-operating expense (income), including corporate administration charges	370	414	1,172	(1,760)	196
EBITDA (loss) (1)	$(456)	$(305)	$688	$(2,127)	$(2,200)
Depreciation and amortization expenses					1,371
Interest expense (income), net					139
Provision for (benefit from) income taxes					402
Income (loss) from continuing operations					$(4,112)
Income (loss) from discontinued operations, net of income taxes					(432)
Net income (loss)					$(4,544)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended December 31, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$11,709	$58,351	$66,617	$—	$136,677
Gross margin, from external customers	$5,293	$22,930	$25,033	$—	$53,256
Adjusted EBITDA (loss) (1)	$(138)	$186	$1,840	$(4,280)	$(2,392)
Business reorganization expenses (recovery)	—	67	963	733	1,763
Impairment of long-lived assets	—	314	348	—	662
Non-operating expense (income), including corporate administration charges	(579)	62	1,224	(1,234)	(526)
EBITDA (loss) (1)	$441	$(257)	$(695)	$(3,779)	$(4,290)
Depreciation and amortization expenses					1,317
Interest expense (income), net					128
Provision for (benefit from) income taxes					(2,196)
Income (loss) from continuing operations					(3,539)
Income (loss) from discontinued operations, net of income taxes					6,282
Net income (loss)					$2,743

For The Three Months Ended June 30, 2014	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$13,158	$65,101	$72,811	$—	$151,070
Gross margin, from external customers	$5,393	$24,519	$29,959	$—	$59,871
Adjusted EBITDA (loss) (1)	$843	$996	$2,678	$(4,860)	$(343)
Business reorganization expenses (recovery)	3	1,115	—	—	1,118
Non-operating expense (income), including corporate administration charges	741	462	1,566	(2,463)	306
EBITDA (loss) (1)	$99	$(581)	$1,112	$(2,397)	$(1,767)
Depreciation and amortization expenses					1,404
Interest expense (income), net					202
Provision for (benefit from) income taxes					193
Income (loss) from continuing operations					(3,566)
Income (loss) from discontinued operations, net of income taxes					(808)
Net income (loss)					$(4,374)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2015	2014
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$10,978	$12,244	$(26)	$12,218
Hudson Asia Pacific	53,139	56,430	(6,508)	49,922
Hudson Europe	60,200	75,493	(9,102)	66,391
Total	$124,317	$144,167	$(15,636)	$128,531
Gross margin:
Hudson Americas	$4,621	$4,502	$(24)	$4,478
Hudson Asia Pacific	20,876	20,911	(2,052)	18,859
Hudson Europe	22,407	28,616	(3,960)	24,656
Total	$47,904	$54,029	$(6,036)	$47,993
SG&A (1):
Hudson Americas	$5,520	$4,495	$(20)	$4,475
Hudson Asia Pacific	19,954	20,731	(1,862)	18,869
Hudson Europe	22,467	26,805	(3,740)	23,065
Corporate	4,225	3,888	—	3,888
Total	$52,166	$55,919	$(5,622)	$50,297
Business reorganization expenses:
Hudson Americas	$421	$91	$—	$91
Hudson Asia Pacific	8	—	—	—
Hudson Europe	880	23	(2)	21
Corporate	34	—	—	—
Total	$1,343	$114	$(2)	$112
Operating income (loss):
Hudson Americas	$(1,429)	$(206)	$(4)	$(210)
Hudson Asia Pacific	212	(635)	(104)	(739)
Hudson Europe	(1,131)	1,515	(188)	1,327
Corporate	(4,368)	(4,049)	1	(4,048)
Total	$(6,716)	$(3,375)	$(295)	$(3,670)
EBITDA (loss):
Hudson Americas	$(1,620)	$(456)	$2	$(454)
Hudson Asia Pacific	804	(305)	(164)	(469)
Hudson Europe	(2,150)	688	(82)	606
Corporate	(2,626)	(2,127)	(4)	(2,131)
Total	$(5,592)	$(2,200)	$(248)	$(2,448)

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.